Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 23, 2015, with respect to the consolidated financial statements and schedules as of December 31, 2014 and for each of the two years in the period ended December 31, 2014 included in the Annual Report of PFSweb, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of PFSweb, Inc. on Forms S-8 (File Nos. 333-201675, effective January 23, 2015; 333-164973, effective February 18, 2010; 333-128486, effective September 21, 2005; 333-75764, effective December 21, 2001; 333-75772, effective December 21, 2001; 333-46096, effective September 19, 2000; 333-42186, effective July 25, 2000; and 333-40020, effective June 23, 2000) and on Forms S-3 (File Nos. 333-164971, effective March 17, 2010; 333-135794, effective July 24, 2006; and 333-201674 effective June 8, 2015).

/s/ GRANT THORNTON, LLP

Dallas, Texas

March 15, 2016